EXHIBIT 99

                First Federal of Northern Michigan Bancorp, Inc.
                               100 S. Second Ave.
                                Alpena, MI 49707
                                 (989) 356-9041


December 12, 2007

FOR IMMEDIATE RELEASE

Contact: Martin A. Thomson, Chief Executive Officer
First Federal of Northern Michigan Bancorp, Inc.
Tel (989) 356-9041



                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                          ANNOUNCES QUARTERLY DIVIDEND


     ALPENA, Michigan - December 12, 2007 - First Federal of Northern Michigan Bancorp, Inc. (the "Company") (NASDAQ: FFNM) announced the approval by its Board of Directors of a cash dividend on its common stock of $0.05 per share for the quarter ending December 31, 2007. The dividend will be payable to stockholders of record as of December 31, 2007 and will be paid on or about January 18, 2008. The Company has 2,884,249 shares of common stock outstanding.

     The Company is the unitary savings and loan holding company of First Federal of Northern Michigan, a federal savings bank headquartered in Alpena, Michigan.




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